Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO

Mark V. Dendle
Executive Vice President & CFO

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

THIRD QUARTER RESULTS

(Dallas, TX February 5, 2009): Eagle Materials Inc. (NYSE: EXP) today reported fiscal third quarter net earnings of $11.3 million ($0.26 per share). For the same period a year ago, Eagle reported net earnings of $22.5 million ($0.50 per share), which included after-tax income of $1.6 million ($0.04 per share) related to the favorable settlement of an outstanding lawsuit at our Lawton, Oklahoma paper mill.

GYPSUM WALLBOARD AND PAPERBOARD

Eagle’s Gypsum Wallboard and Paperboard operations reported third quarter revenues of $76.9 million, a 17% decrease from the $92.8 million for the same quarter a year ago. The quarterly comparative revenue decline reflects lower gypsum wallboard sales volumes. Gypsum Wallboard and Paperboard’s third quarter operating earnings of $6.8 million were down 31% compared with operating earnings of $9.8 million for the same quarter last year, excluding a pre-tax gain of approximately $2.3 million related to the favorable settlement of an outstanding lawsuit. The average gypsum wallboard net sales price for this fiscal year’s third quarter was $103.71 per MSF, 3% higher than the $100.32 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 453 million square feet (MMSF) for the quarter declined 17% from the prior year’s third quarter.

CEMENT, CONCRETE AND AGGREGATES

Eagle’s Cement operations reported revenues, including joint venture and intersegment revenues, of $71.4 million, 17% less than the $85.8 million for the same quarter a year ago. Operating earnings from Eagle’s Cement operations declined to $22.0 million for the third quarter this year from $26.6 million for the same quarter last year. Cement sales volumes for the third quarter were 701,000 tons, 18% below the 850,000 tons for the same quarter last year. Eagle’s purchased cement sales volumes for the quarter declined 36% to approximately 110,000 tons. The average net sales price for this fiscal year’s third quarter was $95.00 per ton, 1% less than the $96.31 per ton for the same quarter last year.

Revenues from Concrete and Aggregates were $15.1 million for this year’s third quarter, 32% less than the $22.4 million for the third quarter a year ago. Concrete and Aggregates reported a $0.4 million operating profit for this year’s third quarter, down from the $3.1 million operating profit for the same quarter last year, primarily due to lower sales volumes in our Concrete and Aggregates businesses and lower net sales prices for both Concrete and Aggregates.

Concrete sales volume decreased 33% for the third quarter this year to 144,000 cubic yards from 215,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $72.74 per cubic yard for the third quarter of fiscal 2009 was 7% less than the $77.88 per cubic yard for the third quarter a year ago. Our Aggregates operation reported sales volume of 735,000 tons for the current quarter, 15% less than the third quarter last year. Our Aggregates quarterly average net sales price was 2% below last year’s third quarter average net sales price.

DETAILS OF FINANCIAL RESULTS

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

REPURCHASE OF SENIOR NOTES

Subsequent to December 31, 2008, Eagle offered to purchase up to $100 million in aggregate principal amount of its Series 2007A and Series 2005A Senior Notes at a 5% discount. Eagle has accepted for purchase $100 million in aggregate principal amount and it is anticipated that payment for the Notes will be made in the next few business days. The purchase of the notes will be funded by lower cost borrowings made under our revolving credit facility. As a result of the purchase, Eagle will modestly reduce its outstanding debt, reduce interest payments, and improve financial flexibility with a combination of fixed term debt, variable revolving debt and cash, while at the same time maintaining a large amount of readily available liquidity.

Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, February 5, 2009. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

Mark V. Dendle

Executive Vice President and Chief Financial Officer

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Nine Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Summary of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

			Quarter Ended December 31,
			2008	2007	Change
Revenues			$137,829	$173,005	-20%
Earnings Before Income Taxes			$16,550	$32,074	-48%
Net Earnings			$11,259	$22,459	-50%
Earnings Per Share:
	—	Basic	$0.26	$0.51	-49%
	—	Diluted	$0.26	$0.50	-48%
Average Shares Outstanding:
	—	Basic	43,517,844	44,019,262	-1%
	—	Diluted	43,826,789	44,596,051	-2%

			Nine Months Ended December 31,
			2008	2007	Change
Revenues			$493,566	$604,705	-18%
Earnings Before Income Taxes			$49,726	$137,801	-64%
Net Earnings			$34,734	$94,522	-63%
Earnings Per Share:
	—	Basic	$0.80	$2.04	-61%
	—	Diluted	$0.79	$2.02	-61%
Average Shares Outstanding:
	—	Basic	43,473,363	46,227,109	-6%
	—	Diluted	43,869,479	46,834,390	-6%

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,
	2008	2007	Change
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$61,393	$73,371	-16%
Gypsum Paperboard	15,555	19,433	-20%

	76,948	92,804	-17%
	56%	54%
Cement (Wholly Owned)	45,874	57,697	-20%
	33%	33%
Concrete & Aggregates	14,901	22,148	-33%
	11%	13%
Other, net	106	356	-70%
	0%	0%

Total	$137,829	$173,005	-20%
	100%	100%

Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$2,800	$6,878	-59%
Gypsum Paperboard	4,038	5,216	-23%

	6,838	12,094	-43%
	23%	29%
Cement:
Wholly Owned	13,330	16,746	-20%
Joint Venture	8,681	9,854	-12%

	22,011	26,600	-17%
	75%	63%
Concrete & Aggregates	406	3,135	-87%
	2%	7%
Other, net	106	356	-70%
	0%	1%

Total Operating Earnings	29,361	42,185	-30%
	100%	100%
Corporate General Expenses	(5,140)	(4,300)
Interest Expense, net	(7,671)	(5,811)

Earnings Before Income Taxes	$16,550	$32,074	-48%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Nine Months Ended December 31,
	2008	2007	Change
Revenues*
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$217,374	$266,761	-19%
Gypsum Paperboard	55,710	61,947	-10%

	273,084	328,708	-17%
	55%	54%
Cement (Wholly Owned)	161,955	204,069	-21%
	33%	34%
Concrete & Aggregates	54,682	70,434	-22%
	11%	12%
Other, net	3,845	1,494	157%
	1%	0%

Total	$493,566	$604,705	-18%
	100%	100%

Operating Earnings
Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$(3,928)	$49,298	-108%
Gypsum Paperboard	12,095	13,255	-9%

	8,167	62,553	-87%
	9%	38%
Cement:
Wholly Owned	46,313	65,223	-29%
Joint Venture	25,421	25,304	0%

	71,734	90,527	-21%
	82%	54%
Concrete & Aggregates	3,881	11,286	-66%
	5%	7%
Other, net **	3,845	1,494	157%
	4%	1%

Total Operating Earnings	87,627	165,860	-47%
	100%	100%
Corporate General Expenses	(14,110)	(14,393)
Interest Expense, net	(23,791)	(13,666)

Earnings Before Income Taxes	$49,726	$137,801	-64%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.
**	Nine months ended December 31, 2008 results include a $2.6 million gain on sale of railcars.

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended December 31,			Nine Months Ended December 31,
	2008	2007	Change	2008	2007	Change
Gypsum Wallboard (MMSF’s)	453	545	-17%	1,655	1,799	-8%
Cement (M Tons):
Wholly Owned	461	571	-19%	1,601	2,029	-21%
Joint Venture	240	279	-14%	765	792	-3%

	701	850	-18%	2,366	2,821	-16%

Paperboard (M Tons):
Internal	18	23	-22%	68	73	-7%
External	34	42	-19%	118	135	-13%

	52	65	-20%	186	208	-11%

Concrete (M Cubic Yards)	144	215	-33%	501	645	-22%

Aggregates (M Tons)	735	862	-15%	2,835	3,203	-11%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2008	2007	Change	2008	2007	Change
Gypsum Wallboard (MSF)	$103.71	$100.32	3%	$96.28	$113.64	-15%
Cement (Ton)	$95.00	$96.31	-1%	$96.63	$96.07	1%
Paperboard (Ton)	$494.11	$486.23	2%	$499.97	$481.08	4%
Concrete (Cubic Yard)	$72.74	$77.88	-7%	$73.47	$76.18	-4%
Aggregates (Ton)	$6.39	$6.49	-2%	$6.56	$6.92	-5%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Intersegment Revenues:
Cement	$1,582	$2,431	$5,433	$7,262
Paperboard	10,309	12,658	38,754	40,053
Concrete and Aggregates	238	222	734	902

	$12,129	$15,311	$44,921	$48,217

Cement Revenues:
Wholly Owned	$45,874	$57,697	$161,955	$204,069
Joint Venture	23,955	25,690	76,073	72,718

	$69,829	$83,387	$238,028	$276,787

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31, 2008*
	2008	2007
ASSETS
Current Assets –
Cash and Cash Equivalents	$47,824	$65,820	$18,960
Accounts and Notes Receivable, net	50,614	53,217	62,949
Inventories	102,246	85,998	98,717

Total Current Assets	200,684	205,035	180,626

Property, Plant and Equipment –	1,086,826	1,059,235	1,079,742
Less: Accumulated Depreciation	(407,514)	(362,460)	(374,186)

Property, Plant and Equipment, net	679,312	696,775	705,556
Notes Receivable	6,828	7,546	7,286
Investments in Joint Venture	38,016	39,166	40,095
Goodwill and Intangibles	152,971	69,740	153,449
Other Assets	27,115	104,304	27,835

	$1,104,926	$1,122,566	$1,114,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$25,140	$41,303	$50,961
Federal Income Taxes Payable	2,470	6,047	—
Accrued Liabilities	46,909	42,239	56,315

Total Current Liabilities	74,519	89,589	107,276

Long-Term Debt	400,000	400,000	400,000
Long-Term Liabilities	88,521	87,690	84,342
Deferred Income Taxes	116,648	110,563	117,542
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 43,544,038, 44,034,925 and 43,430,297 Shares, respectively.	435	440	434
Capital in Excess of Par Value	6,576	—	—
Accumulated Other Comprehensive Losses	(1,368)	(850)	(1,368)
Retained Earnings	419,595	435,134	406,621

Total Stockholders’ Equity	425,238	434,724	405,687

	$1,104,926	$1,122,566	$1,114,847

*	From audited financial statements.